As filed with the Securities and Exchange Commission on July 23, 2003

                                                      Registration No. 333-96919


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ___________

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ___________

                             HEADWATERS INCORPORATED
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                   ___________

            Delaware                   87-0547337                  2990
     -------------------          ------------------        -------------------
       (State or Other             (I.R.S. Employer          (Primary Standard
       Jurisdiction of              Identification                Industry
       Incorporation or                 Number)                Classification
         Organization)                                             Number)


                   10653 South River Front Parkway, Suite 300
                            South Jordan, Utah 84095
                                 (801) 984-9400
         ---------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)
                                   ___________

                                 Kirk A. Benson
                   CEO and Chairman of the Board of Directors
                   10653 South River Front Parkway, Suite 300
                            South Jordan, Utah 84095
                                 (801) 984-9400
            ---------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   ___________

                                  With copy to:
                             Linda C. Williams, Esq.
                             Pillsbury Winthrop LLP
                                50 Fremont Street
                         San Francisco, California 94105
                            Telephone: (415) 983-1000

                                   ___________

        Approximate date of commencement of proposed sale to the public:

     From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
[ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                Explanatory Note

The purpose of this post-effective amendment is to reduce the amount of common stock, preferred stock or debt securities of Headwaters Incorporated, either separately or in units, in one or more offerings that Headwaters may issue or sell under a registration statement that Headwaters filed with the Securities and Exchange Commission using a "shelf" registration, or continuous offering, process. This post-effective amendment reduces the maximum aggregate offering price of sales or issuances under the "shelf" registration from $250,000,000 to $150,000,000.

                              SUBJECT TO COMPLETION
                               DATED JULY 23, 2003

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                  $150,000,000

                             HEADWATERS INCORPORATED

                                  Common Stock
                                 Preferred Stock
                                 Debt Securities
                                   ___________

Headwaters Incorporated may offer from time to time debt securities, preferred stock and common stock. This prospectus provides a general description of these securities. We will provide specific information and the terms of the securities being offered in supplements to this prospectus. The supplements may also add, update or change information in this prospectus. Please read this prospectus and any prospectus supplements carefully before investing. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is traded on The Nasdaq National Market under the symbol "HDWR." On July 22, 2003, the last reported sale price for our common stock on The Nasdaq National Market was $13.25 per share.

Our principal executive offices are located at 10653 South River Front Parkway, Suite 300, South Jordan, Utah 84095, and our telephone number is (801) 984-9400.

We may offer these securities directly to investors, through agents, underwriters or dealers. See "Plan of Distribution." Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.

Investing in our securities involves risks that are described in the "Risk Factors" section on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is July 23, 2003.

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS.....................................................2

RISK FACTORS..............................................................2

HEADWATERS INCORPORATED...................................................2

WHERE YOU CAN FIND MORE INFORMATION.......................................3

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS.............................4

USE OF PROCEEDS...........................................................4

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
 PREFERRED STOCK DIVIDENDS................................................5

DIVIDEND POLICY...........................................................5

DESCRIPTION OF CAPITAL STOCK..............................................5

DESCRIPTION OF DEBT SECURITIES............................................7

PLAN OF DISTRIBUTION.....................................................16

LEGAL MATTERS............................................................16

EXPERTS..................................................................16


                                   ___________

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, over approximately the next two years, issue and sell any combination of common stock, preferred stock or debt securities, either separately or in units, in one or more offerings with a maximum aggregate offering price of $150,000,000.

         This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

         Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to "we," "us" and "our" refer to Headwaters Incorporated and its subsidiaries.

                                  RISK FACTORS

         An investment in our debt securities, common stock or preferred stock involves a high degree of risk. You should consider carefully the risk factors contained in our filings on Form 8-K dated October 22, 2002 and on Form 10-K for the year ended September 30, 2002, and all other information contained in and incorporated by reference in this prospectus before making an investment decision. See "Where You Can Find More Information." Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

                             HEADWATERS INCORPORATED

         Headwaters Incorporated is a world leader in developing and deploying alternative energy and related technologies to the marketplace. Headwaters is focused on converting fossil fuels such as gas, coal and heavy oils into alternative energy products.

         Company History. Headwaters was incorporated in Delaware in 1995 under the name Covol Technologies, Inc. In September 2000, the Company's name was changed to Headwaters Incorporated. Our common stock trades under the Nasdaq symbol HDWR.

         Business Strategy. The future of fossil fuels is at the molecular level. Converting natural gas and refinery off-gas to liquid fuels, coal to gas and clean transportation fuels, and heavy oils to light fuels are all examples of changing the physical nature of the fossil fuel at the molecular level. Broadly speaking, this is the technology that Headwaters has developed. Headwaters has the ability to adjust the composition of the fossil fuel molecules, converting the low value fossil fuel into a higher value product. The conversion from low to high value products also allows Headwaters to extract troublesome elements, like sulfur, nitrogen, and heavy metals, out of the fuel. The result is a higher value clean product.

         Through its operating division, Covol Fuels, Headwaters has developed, patented and commercialized an innovative chemical technology that interacts with carbon based feedstock to produce a solid alternative fuel that is eligible for federal tax credits. Since 1996, Headwaters has licensed this technology for royalty payments and also sells its chemical reagent products to its licensees and other customers. To date, this technology has provided Headwaters with most of its revenue.

         On September 19, 2002, Headwaters acquired Industrial Services Group, Inc., or ISG. ISG, through its wholly-owned operating subsidiary, ISG Resources, Inc., is the nation's largest manager and marketer of coal combustion products, known as CCPs, in North America. With the ISG acquisition, Headwaters believes it is in a position to provide a full range of value-added services to the coal-fired electric generating industry, as well as capitalize on opportunities to develop related energy technologies. ISG's CCPs division is a supplier of post-combustion services and technologies to the coal-fired electric utility industry. ISG manages approximately 20 million tons annually of CCPs for a majority of the nation's largest coal-fired utilities, as well as for other industrial clients. ISG markets CCPs (primarily fly ash and bottom ash) to replace manufactured or mined materials, such as portland cement, lime, agricultural gypsum, fired lightweight aggregate, granite aggregate and limestone. ISG's manufactured products division manages the production and sale of masonry mortars, block and stucco materials, as well as some of ISG's value-added technology products for the construction market. ISG utilizes high volumes of CCPs as ingredients in the mortars, blocks and stuccos that ISG produces.

         Additionally, Headwaters' subsidiary acquired in August 2001, Hydrocarbon Technologies, Inc. ("HTI"), has developed catalyst and nano-catalyst technologies to convert coal to liquid fuels, gas to liquid fuels, and heavy/waste oils to clean light fuels. The development of nano-catalyst technology by HTI places Headwaters at the forefront of applying advanced molecular science to multiple energy and chemical processes.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement incorporates by reference additional information and exhibits. We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC's web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

         The SEC permits us to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede the information that is either contained herein or incorporated by reference herein, and will be considered to be a part of this prospectus from the date such documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

         o our Annual Report on Form 10-K for the year ended September 30, 2002, filed with the SEC on December 24, 2002;

         o the description of our common stock contained in our amended Annual Report on Form 10-K/A, filed with the SEC on April 24, 1996;

         o our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 28, 2003;

         o our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2002 and March 31, 2003, filed with the SEC on February 11, 2003 and May 7, 2003, respectively; and

         o our Current Reports on Form 8-K, filed with the SEC on October 4, 2002, October 18, 2002, October 22, 2002 and April 24,
                  2003.

         We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are made after the initial filing date of the registration statement of which this prospectus is a part and before the termination of any offering of securities offered by this prospectus. Any statement contained in this prospectus or in a document incorporated in, or deemed to be incorporated by reference into, this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in

         o        the prospectus;

         o        the accompanying prospectus supplement; or

         o any other subsequently filed document which also is incorporated in, or is deemed to be incorporated by reference into this prospectus;

modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         Upon your written or oral request of any or all of the documents incorporated by reference but not delivered with this prospectus, we will send to you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to the Corporate Secretary, Headwaters Incorporated, 10653 South River Front Parkway, Suite 300, South Jordan, Utah 84095. Our telephone number is (801) 984-9400.

         You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

                  SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

         Some of the statements in the sections entitled "About This Prospectus," "Risk Factors," "Use of Proceeds," and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's results, levels of activity, or achievements to be materially different from any future results, levels of activity or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk Factors" and elsewhere in this prospectus.

         In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "intend," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," or the negative of such terms or other comparable terminology.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                 USE OF PROCEEDS

         Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in the prospectus and the prospectus supplement for future acquisitions and general corporate purposes, which may include additions to working capital, repayment or redemption of existing indebtedness, financing of capital expenditures, research and development of new technologies and strategic investment opportunities. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. Pending such uses, we may also invest the net proceeds in interest bearing securities. We may borrow additional funds from time to time from public and private sources on both a long-term and short-term basis to fund our future capital and working capital requirements in excess of internally generated funds.

    RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

         The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

                                      Year Ended September 30,  Six Months Ended
                                   1998  1999  2000  2001  2002  March 31, 2003
                                   ----  ----  ----  ----  ----  --------------

         Ratio of earnings to
            combined  fixed
            charges and preferred
            stock dividends(1)     N/A    N/A  2.23 41.53  65.38      3.86
-----------------
(1) Earnings for the years ended September 30, 1998 and 1999 were insufficient to cover combined fixed charges and preferred stock dividends by $12,306,000 and $28,402,000, respectively.


         For purposes of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, (i) fixed charges consist of interest on debt, including capitalized interest, amortization of discount on debt and capitalized expenses related to indebtedness, and a reasonable approximation of interest within rental expense; and (ii) earnings consist of pre-tax income from operations, plus fixed charges (excluding capitalized interest), less minority interest in pre-tax income of subsidiaries that have not incurred fixed charges.

                                 DIVIDEND POLICY

         We have paid no dividends to date on our common stock. We do not intend to pay any cash dividends on our common stock in the foreseeable future. We expect that we will retain any earnings to finance our operations and growth. The terms and conditions of future indebtedness may also restrict and limit payments or distributions in respect of our common stock. Therefore, we do not expect to pay cash dividends in the foreseeable future.

                          DESCRIPTION OF CAPITAL STOCK

         This section describes the general terms and provisions of the shares of our common stock, par value $0.001 per share and preferred stock, par value $0.001 per share. The summary is not complete and is qualified in its entirety by reference to the description of our common stock incorporated by reference in this prospectus. We have also filed our certificate of incorporation and our bylaws as exhibits to the registration statement, of which this prospectus is a part. You should read our certificate of incorporation and our bylaws for additional information before you buy any of our common stock. See "Where You Can Find More Information."

Common Stock

         As of June 30, 2003, our authorized common stock was 50,000,000 shares, of which 27,778,919 shares were issued and outstanding. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends out of assets legally available therefor as our board of directors may from time to time determine. Upon liquidation, dissolution or winding up of our company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

         As of June 30, 2003, our authorized preferred stock was 10,000,000 shares, of which none were issued and outstanding.

         We may issue preferred stock with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize, without further action by our stockholders, including but not limited to:

         o the distinctive designation of each series and the number of shares that will constitute such series;

         o the voting rights, if any, of shares of the series and the terms and conditions of such voting rights;

         o the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative and the dates from and after which dividends shall accumulate;

         o the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if such shares are redeemable;

         o the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

         o any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

         o the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of such series may be converted or exchanged into other securities, if such shares are convertible or exchangeable.

         The particular terms of any series of preferred stock will be described in a prospectus supplement. Any material United States federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

Anti-Takeover Provisions of Delaware Law and Charter Provisions

         We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a "business combination," except under certain circumstances, with an "interested stockholder" for a period of three years following the date such person became an "interested stockholder" unless:

         o before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

         o upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who also are officers of the corporation and shares held by employee stock plans; or

         o at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

         The term "interested stockholder" generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation's outstanding voting stock. The term "business combination" includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

         The ability of the board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, without further stockholder action, may be deemed to have anti-takeover effect and may discourage takeover attempts not first approved by the board of directors, including takeovers which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of our board of directors to issue preferred stock without further stockholder action, including adoption of a stockholders rights plan using preferred stock rights, could also delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions could also discourage or inhibit a merger, tender offer or proxy contests, even if favorable to the interests of stockholders, and could depress the market price of our common stock. In addition, our bylaws provide that our board of directors is divided into three classes, a separate class to be elected each year, making it more difficult to replace the entire board of directors or remove individual directors. In addition, our bylaws may be amended by action of the board of directors. Certain provisions under consideration for amendment are notice requirements and other procedures with respect to special meetings called by stockholders, stockholder action by written consent and director nominations by stockholders.

Limitation of Liability and Indemnification

         Delaware law permits, and our certificate of incorporation contains, provisions eliminating a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the Delaware General Corporation Law for improper dividends, repurchases or redemptions of stock or (iv) for any transaction from which the director derives an improper personal benefit. These provisions do not limit or eliminate our rights or any stockholder's rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director's fiduciary duty. These provisions will not alter a director's liability under federal securities law. We have put in place agreements with our directors and executive officers containing provisions indemnifying our directors and officers to the fullest extent permitted by Delaware General Corporation Law. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as our directors.

Transfer Agent

         The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

                         DESCRIPTION OF DEBT SECURITIES

         The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms if and when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

         We may issue, from time to time, debt securities, in one or more series, that will consist of one or a combination of the following: our senior debt, or Senior Debt Securities, our senior subordinated debt, or Senior Subordinated Debt Securities, or our subordinated debt, or Subordinated Debt Securities. We refer to the Subordinated Debt Securities and the Senior Subordinated Debt Securities together as the Subordinated Securities. The debt securities we offer will be issued under an indenture between us and Wilmington Trust Company, acting as trustee, or such other bank or trust company as is named in the prospectus supplement relating to the particular issue of debt securities. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

         The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

         We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount", or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

         The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

         o the title and authorized denominations of the series of debt securities;

         o any limit on the aggregate principal amount of the series of debt securities;

         o whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

         o whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

         o the price or prices at which the debt securities will be issued;

         o        the date or dates on which principal is payable;

         o the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

         o interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

         o the right, if any, to extend the interest payment periods and the duration of the extensions;

         o our rights or obligations to redeem or purchase the debt securities;

         o conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

         o the currency or currencies of payment of principal or interest;

         o the terms applicable to any debt securities issued at a discount from their stated principal amount;

         o the terms, if any, under which any debt securities will rank junior to any of our other debt;

         o whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

         o if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

         o if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

         o the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

         o the nature and terms of any security for any secured debt securities; and

         o        any other specific terms of any debt securities.

         The applicable prospectus supplement will present United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

         Payment of the principal of, premium and interest, if any, on Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

         Payment of the principal of, premium and interest, if any, on Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including Senior Debt Securities and any credit facility. We will state in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We also will state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

         Payment of the principal of, premium and interest, if any, on Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our Senior Debt Securities and Senior Subordinated Debt Securities. We will state in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We also will state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

         Debt securities may be convertible into or exchangeable for other securities, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

         o        the conversion or exchange price;

         o        the conversion or exchange period;

         o provisions regarding the ability of us or the holder to convert or exchange the debt securities;

         o events requiring adjustment to the conversion or exchange price; and

         o provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

         We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

         This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

         The term "Event of Default," when used in the indenture, unless otherwise indicated, means any of the following:

         o failure to pay interest for 30 days after the date payment is due and payable;

         o failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

         o        failure to make sinking fund payments when due;

         o failure to perform other covenants for 60 days after notice that performance was required;

         o events in bankruptcy, insolvency or reorganization relating to us; or

         o any other Event of Default provided in the applicable officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

         An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

         If an Event of Default with respect to any series of Senior Debt Securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of Senior Debt Securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of Senior Debt Securities of equal ranking (or, if any of such Senior Debt Securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of Senior Debt Securities.

         If an Event of Default with respect to any series of Subordinated Securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of Subordinated Securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of Subordinated Securities of equal ranking (or, if any of such Subordinated Securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of Subordinated Securities.

         The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

         If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

         The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

         o the holder has previously given to the trustee written notice of default and continuance of such default;

         o the holders of at least 25% in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

         o the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

         o the trustee has not instituted the action within 60 days of the request; and

         o the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

         We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

         The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

         Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

         o by the depositary for such registered global security to its nominee;

         o by a nominee of the depositary to the depositary or another nominee of the depositary; or

         o by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

         The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

         o ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as "participants," or persons that may hold interests through participants;

         o upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

         o any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

         o ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

         The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

         So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

         o will not be entitled to have the debt securities represented by a registered global security registered in their names;

         o will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

         o will not be considered the owners or holders of the debt securities under the relevant indenture.

         Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

         We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

         We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

         If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

         We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these securities with a common depositary for Euroclear System and Cedel Bank, Societe Anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

         We can discharge or decrease our obligations under the indenture as stated below.

         We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

         Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

         o        we irrevocably deposit with the trustee cash or U.S.
                  government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

         o we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

         o in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

         In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

         Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

         The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

         o secure any debt securities and provide the terms and conditions for the release or substitution of the security;

         o evidence the assumption by a successor corporation of our obligations;

         o add covenants for the protection of the holders of debt securities;

         o        add any additional events of default;

         o cure any ambiguity or correct any inconsistency or defect in the indenture;

         o add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

         o        establish the forms or terms of debt securities of any series;

         o eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

         o evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

         o make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

         The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of Senior Debt Securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

         o        extend the final maturity of any debt security;

         o        reduce the principal amount or premium, if any;

         o        reduce the rate or extend the time of payment of interest;

         o reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

         o change the currency in which the principal, premium or interest, if any, is payable;

         o reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

         o alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

         o impair the right to institute suit for the enforcement of any payment on any debt security when due;

         o if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

         o reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

         The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

         o a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a nonconsenting holder; or

         o a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

         The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

         If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

         The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

         o would not conflict with any rule of law or with the relevant indenture;

         o would not be unduly prejudicial to the rights of another holder of the debt securities; and

         o        would not involve any trustee in personal liability.

         The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee's power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

         The indenture provides that no incorporator and no past, present or future stockholder, officer or director of ours or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

         The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

                              PLAN OF DISTRIBUTION

         We may sell the securities separately or together:

         o through one or more underwriters or dealers in a public offering and sale by them,

         o        directly to investors, or

         o        through agents.

         We may sell the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time:

         o        at market prices prevailing at the times of sale,

         o        at prices related to such prevailing market prices, or

         o        at negotiated prices.

         We will describe the method of distribution of the securities in the prospectus supplement.

         Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our respective purchasers (as their agents in connection with the sale of securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933, as amended. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

         We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

         All securities will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of any of the securities may make a market in those securities. However, they are not obligated to make a market and may discontinue market making activity at any time. No assurance can be given as to the liquidity of the trading market for any of the securities.

         Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                  LEGAL MATTERS

         Selected legal matters with respect to the validity of any securities issued under this prospectus will be passed upon for us by Pillsbury Winthrop LLP, San Francisco, California and New York, New York.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements as of and for the year ended September 30, 2002, included in our annual report on Form 10-K for the year ended September 30, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Ernst & Young LLP also have audited the consolidated financial statements of Industrial Services Group, Inc. and

Subsidiaries at December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 as set forth in their report included in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2002. We have incorporated these consolidated financial statements by reference in this prospectus in reliance upon Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

         The financial statements for each of the two years ended September 30, 2001 incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Headwaters Incorporated for the year ended September 30, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     Information Not Required In Prospectus


         Item 14. Other Expenses of Issuance and Distribution. The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commission.


         Registration fee                                          $    23,000
         Blue Sky Qualification Fees and Expenses*                       2,000
         Trustee's Fees*                                                 7,500
         Transfer Agent Fees*                                            1,000
         Printing Fees*                                                 25,000
         Legal Fees and Expenses*                                      200,000
         Accounting Fees and Expenses*                                  15,000
         Miscellaneous*                                                  6,500
                                                                   -----------
                                                                   $   280,000
                                                                   ===========

              *   Estimated.

         Item 15. Indemnification of Directors and Officers. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred in connection therewith.

         Article VII of the registrant's certificate of incorporation exonerates the Registrant's directors from personal liability for monetary damages for breach of the fiduciary duty of care as a director, except for any breach of the directors' duty of loyalty for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, for any improper declaration of dividends or for any transaction from which the director derived an improper personal benefit. Article VII does not eliminate a stockholder's right to seek non-monetary, equitable remedies, such as an injunction or rescission, to redress an action taken by the directors. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available.

         The registrant maintains directors' and officers' liability insurance policies. The registrant has entered into contracts with its directors and executive officers providing for indemnification of the registrant's officers and directors to the fullest extent permitted by applicable law.

         Item 16.  Exhibits.

      Exhibit No.                           Description
      -----------                           -----------

         1.1*     Form of Underwriting Agreement relating to common stock.
         1.2*     Form of Underwriting Agreement relating to preferred stock.
         1.3*     Form of Underwriting Agreement relating to debt securities.
         4.1      Restated Certificate of Incorporation of Headwaters.(1)
         4.2      By-Laws of Headwaters (Originally designated as Exhibit
                  3.2).(2)
         4.2.1    Certificate of Amendment to Bylaws of Headwaters dated January
                  31, 1996 (Originally designated as Exhibit 3.2.1).(2)
         4.2.2    Certificate of Amendment to the Bylaws dated May 20, 1997
                  (Originally designated as Exhibit No. 3.2.1).(3)
         4.2.3    Certificate of Amendment to the Bylaws dated June 25, 1997
                  (Originally designated as Exhibit No. 3.2.2).(3)
         4.3**    Form of Indenture relating to debt securities.
         4.4*     Form of supplemental indenture or other instrument
                  establishing the issuance of one or more series of senior debt securities or subordinated debt securities (including the form of such debt security).
         5.1**    Opinion of Pillsbury Winthrop LLP.
         12.1     Statement of computation of ratios.
         23.1**   Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).
         23.2     Consent of Ernst & Young LLP.
         23.3     Consent of PricewaterhouseCoopers LLP.
         23.4     Consent of Ernst & Young LLP.
         24.1     Power of Attorney (previously filed for directors Benson,
                  Stewart, Herickhoff, Weller and Garn); attached for directors
                  Dickinson, Malquist and Creamer.
         25.1+    Form T-1 Statement of Eligibility of the trustee for the debt securities.
---------------------

         * To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

         **       Previously filed.

         +        To be filed by amendment or pursuant to Trust Indenture Act
                  Section 305(b)(2), if applicable.

         (1) Incorporated by reference to the indicated exhibit filed with Headwaters' Current Report on Form 8-K, filed September 12, 2001.

         (2) Incorporated by reference to the indicated exhibit filed with Headwaters' Registration Statement on Form 10, filed February 26, 1996.

         (3) Incorporated by reference to the indicated exhibit filed with Headwaters' Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.


         Item 17.  Undertakings. The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities Exchange Act under Section 305(b)(2) of the Trust Indenture Act.

         (5) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, bylaw or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in Salt Lake City, State of Utah, on July 23, 2003.

                                         HEADWATERS INCORPORATED


                                            /s/ Kirk A. Benson
                                         ---------------------------------------
                                         By:  Kirk A. Benson,
                                              Chief Executive Officer and
                                              Chairman of the Board of Directors

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, and in the capacities and on the dates indicated.

          Signature                          Title                     Date


     /s/ Kirk A. Benson              Chief Executive Officer       July 23, 2003
    -----------------------          and Chairman of the
     Kirk A. Benson                  Board of Directors


     *                               Chief Financial and           July 23, 2003
    -----------------------          Accounting Officer
     Steven G. Stewart


     *
    -----------------------          Director                      July 23, 2003
     James A. Herickhoff


     *
    -----------------------          Director                      July 23, 2003
     Raymond J. Weller


     *
    -----------------------          Director                      July 23, 2003
     E.J. "Jake" Garn


     *
    -----------------------          Director                      July 23, 2003
     William S. Dickinson



    -----------------------          Director                      July 23, 2003
     R. Sam Christensen


     *
    -----------------------          Director                      July 23, 2003
     Malyn K. Malquist


     *
    ------------------------         Director                      July 23, 2003
     R Steve Creamer


    * By:  /s/ Kirk A Benson
         -------------------
          Kirk A. Benson
          Attorney in Fact

                                  Exhibit Index


      Exhibit No.                          Description
      -----------                          -----------

         1.1*     Form of Underwriting Agreement relating to common stock.
         1.2*     Form of Underwriting Agreement relating to preferred stock.
         1.3*     Form of Underwriting Agreement relating to debt securities.
         4.1      Restated Certificate of Incorporation of Headwaters.(1)
         4.2      By-Laws of Headwaters (Originally designated as Exhibit
                  3.2).(2)
         4.2.1    Certificate of Amendment to Bylaws of Headwaters dated January
                  31, 1996 (Originally designated as Exhibit 3.2.1).(2)
         4.2.2    Certificate of Amendment to the Bylaws dated May 20, 1997
                  (Originally designated as Exhibit No. 3.2.1).(3)
         4.2.3    Certificate of Amendment to the Bylaws dated June 25, 1997
                  (Originally designated as Exhibit No. 3.2.2).(3)
         4.3**    Form of Indenture relating to debt securities.
         4.4*     Form of supplemental indenture or other instrument
                  establishing the issuance of one or more series of senior debt securities or subordinated debt securities (including the form of such debt security).
         5.1**    Opinion of Pillsbury Winthrop LLP.
         12.1     Statement of computation of ratios.
         23.1**   Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).
         23.2     Consent of Ernst & Young LLP.
         23.3     Consent of PricewaterhouseCoopers LLP.
         23.4     Consent of Ernst & Young LLP.
         24.1     Power of Attorney (previously filed for directors Benson,
                  Stewart, Herickhoff, Weller and Garn); attached for directors
                  Dickinson, Malquist and Creamer.
         25.1+    Form T-1 Statement of Eligibility of the trustee for the debt securities.
-------------------------

         * To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

         **       Previously filed.

         +        To be filed by amendment or pursuant to Trust Indenture Act
                  Section 305(b)(2), if applicable.

         (1) Incorporated by reference to the indicated exhibit filed with Headwaters' Current Report on Form 8-K, filed September 12, 2001.

         (2) Incorporated by reference to the indicated exhibit filed with Headwaters' Registration Statement on Form 10, filed February 26, 1996.

         (3) Incorporated by reference to the indicated exhibit filed with Headwaters' Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.